UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2011

Virginia Commerce Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Virginia	000-28635	54-1964895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5350 Lee Highway, Arlington, Virginia 22207

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 703.534.0700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Virginia Commerce Bancorp, Inc. (the “Company”) announced that Mr. William K. Beauchesne, Treasurer and Chief Financial Officer of the Company and Chief Financial Officer and Chief Operating Officer of Virginia Commerce Bank (the “Bank”), passed away unexpectedly on February 22, 2011, as a result of complications following a recent diagnosis of cancer. For the immediate time, Mr. Beauchesne’s responsibilities for the Company and the Bank have been assumed by several individuals within the Company, including Patricia M. Ostrander, Chief Administrative Officer, and Jennifer E. Manning, Controller. The Company has also begun the process to recruit a qualified individual from outside the Company to serve as chief financial officer on an interim basis, and also to ultimately hire a permanent chief financial officer. As a member of executive management, Mr. Beauchesne made significant contributions to the Company and the Bank during his almost 16 years of service with the organizations and will be greatly missed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGINIA COMMERCE BANCORP, INC.

Dated: February 22, 2011

	By:	/s/ Peter A. Converse
Peter A. Converse, President and Chief Executive Officer